UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 9, 2006

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 9, 2006, NRG Energy, Inc., or the Company, entered into an underwriting agreement (the “Underwriting Agreement”), by and between the Company, affiliates of The Blackstone Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Texas Pacific Group (the “Selling Stockholders”) and Morgan Stanley & Co. Incorporated (the “Underwriter”), for the sale of an aggregate of 16,852,481 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company by the Selling Stockholders. The Company has filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-130549), including a prospectus, relating to the registration of certain securities described therein, including the shares of Common Stock. The Company will not receive any proceeds from the offering by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter and each Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
A copy of the Underwriting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 8.01. Other Events.
On August 9, 2006, the Company issued a press release announcing the secondary offering of Common Stock pursuant to the Underwriting Agreement.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Underwriting Agreement, dated as of August 9, 2006, among the Company, affiliates of The Blackstone Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Texas Pacific Group, as selling stockholders, and Morgan Stanley & Co. Incorporated, as underwriter.

99.1	Press Release issued on August 9, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President and General Counsel

Dated: August 11, 2006